Exhibit 99.1

Form 4 Joint Filer Information

Name:	ZP Master Utility Fund, Ltd.
Address:	9 West 57th Street 33rd Floor New York, NY 10019
Date of Event Requiring Statement:	06/09/2023

Name:	Zimmer Partners, LP
Address:	9 West 57th Street 33rd Floor New York, NY 10019
Date of Event Requiring Statement:	06/09/2023

Name:	Zimmer Partners GP, LLC
Address:	9 West 57th Street 33rd Floor New York, NY 10019
Date of Event Requiring Statement:	06/09/2023

Name:	Sequentis Financial LLC
Address:	9 West 57th Street 33rd Floor New York, NY 10019
Date of Event Requiring Statement:	06/09/2023